Exhibit 99.1

Techrizon, LLC

Independent Accountants’ Report and Financial Statements

For the year ended December 31, 2006

Techrizon, LLC

December 31, 2006

Report of Independent Registered Public Accounting Firm

The Members of Techrizon, LLC
Lawton, Oklahoma

We have audited the accompanying balance sheet of Techrizon, LLC (Techrizon) as of December 31, 2006, and the related statements of income, changes in members’ equity and cash flows for the year then ended.  These financial statements are the responsibility of Techrizon’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Techrizon, LLC as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Oklahoma City, Oklahoma
March 8, 2007, except for Notes 12 and 13
   as to which the date is June 13, 2007

Techrizon, LLC
Balance Sheet
December 31, 2006

Assets

Current Assets
Cash and cash equivalents	$4,053,614
Available-for-sale securities	329,767
Accounts receivable, net	3,564,771
Prepaid expenses and other current assets	356,362

Total current assets	8,304,514

Property and equipment, net	155,717
Goodwill	1,071,241

Total assets	$9,531,472

Liabilities and Members’ Equity

Current Liabilities
Accounts payable	$126,841
Accrued compensation and benefits	3,444,504

Total current liabilities	3,571,345

Members’ Equity
Members’ equity	5,739,520
Accumulated other comprehensive income	220,607

Total members’ equity	5,960,127

Total liabilities and members’ equity	$9,531,472

See Notes to Financial Statements

Techrizon, LLC
Statement of Income
Year Ended December 31, 2006

Revenues	$29,633,684

Cost of Revenues	21,691,789

Gross Profit	7,941,895

Operating Expenses	3,595,127

Income from operations	4,346,768

Other Income:
Interest income	78,162

Net Income	4,424,930

Other Comprehensive Income:
Unrealized appreciation on available-for-sale securities	74,387

Comprehensive Income	$4,499,317

See Notes to Financial Statements

Techrizon, LLC
Statement of Changes in Members’ Equity
Year Ended December 31, 2006

	Class A Units		Class B Units		Class C Units		Accumulated Other Comprehensive	Total Members’
	Units	Amount	Units	Amount	Units	Amount	Income	Equity

Balance, January 1, 2006	200,000	$277,537	3,770,000	$2,300,166	2,030,000	$2,042,889	$146,220	$4,766,812

Distributions to members	—	(661,200)	—	(1,719,121)	—	(925,681)	—	(3,306,002)

Net income	—	884,986	—	2,300,964	—	1,238,980	—	4,424,930

Change in unrealized appreciation on available-for-sale securities	—	—	—	—	—	—	74,387	74,387

Balance, December 31, 2006	200,000	$501,323	3,770,000	$2,882,009	2,030,000	$2,356,188	$220,607	$5,960,127

See Notes to Financial Statements

Techrizon, LLC
Statement of Cash Flows
Year Ended December 31, 2006

Operating Activities
Net income	$4,424,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129,586
Changes in operating assets and liabilities
Accounts receivable	(90,594)
Prepaid expenses and other current assets	41,417
Accounts payable	(20,592)
Accrued compensation and benefits	645,590

Net cash provided by operating activities	5,130,337

Investing Activities
Purchase of property and equipment	(88,275)

Net cash used in investing activities	(88,275)

Financing Activities
Distributions to members	(3,306,002)

Net cash used in financing activities	(3,306,002)

Net Increase in Cash and Cash Equivalents	1,736,060

Cash and Cash Equivalents, Beginning of Year	2,317,554

Cash and Cash Equivalents, End of Year	$4,053,614

See Notes to Financial Statements

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Note 1:                                      Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Techrizon, LLC (Techrizon), formed in July 2000, is an Oklahoma limited liability company.  Techrizon supports the U.S. Army and commercial customers by providing software and system design and engineering services, development and sustainment of business and tactical information systems, security services, training services and automated testing and simulation software solutions.  Techrizon is headquartered in Lawton, Oklahoma, and employs nearly 300 people.

Techrizon provides Fire Support/Post Productions Software Services (PPSS) to the U.S. Army.  Through March 2004, Techrizon was the primary contractor under the PPSS contract.  Upon completion of the five-year contract in March 2004, the U.S. Army awarded the five-year renewal contract to L-3 Communications (L-3), at which time Techrizon became a subcontractor to L-3.  Techrizon provides the same services under the new subcontract agreement with L-3 as it previously provided under the primary contract agreement with the U.S. Army.  These contracts represent 84% of revenue of Techrizon for 2006.

Ownership

Techrizon has three classes of members: Class A, Class B and Class C.

Class A Membership Units

Class A units have all rights as if it were common stock under the Oklahoma Corporations Act.  Those rights include all voting rights of Techrizon and the sole right to elect the directors of Techrizon; however, Class A units do not have redemption rights.

Class B Membership Units

Class B units are reserved to be owned solely by persons or entities designated by the majority owner of Class A membership units.  These units do not have voting rights.  The Class B members individually have the right to request that Techrizon redeem their units at a stated price of $1 per unit.  Redemptions are limited to 500,000 units per quarter, with such redemption only to be made from excess cash flow of Techrizon determined 30 days after closing of any quarter.  These redemption rights have not been given any accounting recognition because there is no fixed date or fixed amount when excess cash flow is expected.

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Class C Membership Units

Class C membership units do not have voting rights.  Class C membership units have the same right of redemption as Class B membership units, except that the redemption right does not exist until all of the Class B membership units have been redeemed.  If the Class B membership units are redeemed, the holders of Class C membership units are entitled to receive a warrant to purchase a number of additional Class C membership units equal to the amount of the Class B membership units redeemed at a price of $0.01 per membership unit redeemed.  This right can be exercised by the Class C member on a unit-for-unit basis when the Class B membership units are redeemed.  These contingent redemption rights and contingent warrant arrangement have not been given any accounting recognition because there is no fixed date or fixed amount when these rights expect to be exercised by Class B members.

Member Liability

The liability of each member of Techrizon is limited to the member’s equity account balance.

Allocation of Annual Profits and Losses

Class A, Class B and Class C membership units are allocated 20%, 52% and 28%, respectively, of the annual profits and losses.

Distributions to Members

The board of directors of Techrizon, at their discretion, makes distributions to members.  Distributions are allocated to their members consistent with the allocation of the annual profits and losses.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of available-for-sale securities, accounts receivable, accounts payable and accrued compensation and benefits approximates their fair value.

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Cash Equivalents

Cash equivalents consist primarily of short-term investments in cash management funds with original maturities of three months or less.

Securities

Equity securities for which the Company has no immediate plan to sell but that may be sold in the future are classified as available for sale and carried at fair value.  Unrealized gains and losses are recorded in members’ equity.

Realized gains and losses, based on the specifically identified cost of the security, are included in net income.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation.  Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment and software	3 years
Furniture and equipment	5 years
Leasehold improvements	Life of underlying lease

The cost of maintenance and repairs is recorded as expense, as incurred; significant renewals and betterments are capitalized.  Depreciation expense related to property and equipment was $129,586 for the year ended December 31, 2006.

Goodwill

Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired companies.  In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, Techrizon does not amortize goodwill; rather it tests goodwill for impairment at least on an annual basis.  Techrizon compares companywide fair value to its carrying amount on an annual basis to determine if there is potential impairment.  If the fair value is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill is less than the carrying value.  Fair value is based on the expected present value of future cash flows.  Based on the testing performed as of December 31, 2006, Techrizon believed no impairments existed as of December 31, 2006.

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Revenue Recognition

Techrizon recognizes revenue under its contracts when a contract has been executed, the contract price is fixed and determinable, delivery of services or products has occurred, and collectibility is considered probable and can be reasonably estimated.  Techrizon’s revenues are primarily derived from time and materials contracts, under which revenue is recognized to the extent of fixed billable rates for hours delivered plus other reimbursable costs as services are performed and costs are incurred.  Techrizon derived more than 95% of its revenues from time and material contracts.

Income Taxes

Techrizon’s members have elected to have the entity’s income taxed as a partnership under provisions of the Internal Revenue Code and a similar section of the Oklahoma income tax law.  Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these financial statements.

Recently Issued Accounting Standards

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements.  SFAS 157 provides guidance for measuring the fair value of assets and liabilities.  It requires additional disclosures related to the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings.  SFAS 157 is effective for fiscal years beginning after November 15, 2007.  Techrizon determined that the adoption of SFAS 157 will have no impact on its financial position or results of operations.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”), which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees.  SFAS No. 123R requires compensation costs related to share-based payment transactions to be recognized in the financial statements.  With limited exceptions, the amount of compensation cost is measured based on the grant-date fair value of the equity or liability instruments issued.  SFAS No. 123R requires liability awards to be remeasured each reporting period and compensation costs to be recognized over the period that an employee provides service in exchange for the award.  SFAS No. 123R is effective as of the beginning of the first annual reporting period that begins after December 15, 2005.  Techrizon adopted the provisions of SFAS No. 123R on a prospective basis during the fiscal year beginning January 1, 2006.  There was no compensation expense recorded as there were no share-based payment transactions during 2006.

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Note 2:                                      Concentration of Risk

Credit Risk

Financial instruments that potentially subject Techrizon to a concentration of credit risk consist of cash and cash equivalents and trade accounts receivable.

Techrizon maintains cash balances at a banking institution, which at times exceed federally insured limits.  At December 31, 2006, Techrizon’s cash balance on deposit in its bank account exceeded federally insured limits by approximately $4,374,000.  Techrizon has not experienced any losses in such accounts and believes there is no exposure to any significant credit risk on cash and cash equivalents.

As reflected in Note 4, 99% of accounts receivable at December 31, 2006 is derived from contracts entered into with the United States government and their contractors.  Techrizon does not consider credit risk of trade accounts receivable a substantial risk.

Market Risk

As reflected in Note 8, 99% of total revenue for the year ended December 31, 2006 is derived from contracts entered into with the United States government and their contractors.  As such, Techrizon revenues are subject to the awarding and continuation of such contracts by the United States government.

Note 3:                                      Available-for-Sale Securities

The cost and approximate fair value of available-for-sale equity securities at December 31, 2006 are as follows:

Cost	$109,160
Unrealized gains	220,607
Fair value	$329,767

All available-for-sale securities were sold in January 2007.  Proceeds from the sale were $329,767.

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Note 4:                                      Accounts Receivable

Accounts receivable, net of an allowance for doubtful accounts, at December 31, 2006 consists of the following:

Billed receivables	$3,533,370
Unbilled receivables	31,401
Gross accounts receivable	3,564,771
Less allowance for doubtful accounts	—
$3,564,771

Techrizon bills its customers bi-weekly, in accordance with the terms and conditions of the related contracts.  Unbilled amounts are classified as current assets since substantially all amounts are expected to be realized within one year.

A summary of gross accounts receivable by type of customer at December 31, 2006 is as follows:

U.S. government contracts:
Prime contractor for U.S. government	$3,458,749
U.S. government	97,072
Commercial contracts	8,950
$3,564,771

Note 5:                                      Property and Equipment

Property and equipment as of December 31, 2006 consists of the following:

Computer equipment and software	$941,470
Furniture and equipment	87,745
Leasehold improvements	11,134
1,040,349
Less: accumulated depreciation and amortization	884,632
$155,717

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Note 6:                                      Accrued Compensation and Benefits

Accrued compensation and benefits at December 31, 2006 consists of the following:

Accrued vacation	$1,770,302
Accrued salaries, wages, payroll taxes and benefits	774,202
Other accrued compensation	900,000
$3,444,504

Techrizon employees earn vacation based on years of service to the company as follows.

Years of Service	Monthly Vacation Accrual Rates

Less than 5 years	6.67 hours
5 to 9 years	10.00 hours
10 years or more	13.33 hours

Techrizon employees vest in their vacation monthly as earned.  Employees are not required to take vacation earned and are not limited in the amount of vacation hours that may be carried over from year-to-year.  Techrizon accrues vacation hours based on each employee’s effective hourly salary rate that exists as of the balance sheet date.

Vacation expense approximated $1,083,000 for the year ended December 31, 2006.

Note 7:                                      Revolving Line of Credit

Techrizon maintains a revolving line of credit agreement with a bank which matures on April 10, 2008.  Borrowings under the agreement are collateralized by a majority of Techrizon’s assets, including both billed and unbilled accounts receivable.  In addition, borrowings were personally guaranteed by certain members of Techrizon prior to November 10, 2005.  Effective November 10, 2005, the agreement was amended to remove all such personal guarantees.  At December 31, 2006, the amount available on the revolving line of credit was $1,500,000, with borrowings limited to 90% of qualified receivables.  Interest is payable monthly at the national prime rate (8.25% at December 31, 2006).  Historically, Techrizon infrequently draws on the line of credit.  There was no balance outstanding at December 31, 2006.

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Note 8:                                      Revenues

Revenues for the year ended December 31, 2006 consist of the following:

U.S. government contracts:
Prime contractor for U.S. government	$28,607,390
U.S. government	777,869
Commercial contracts	248,425
$29,633,684

Note 9:                                      Operating Leases

Techrizon leases office space under various operating leases.  The occupancy leases have multiple year terms with provisions that allow Techrizon to terminate the leases based on need.  With consideration of the termination provisions, future minimum lease commitments are $472,000 and $14,000 for the years ending December 31, 2007 and 2008, respectively.  Rent expense for these leases was approximately $711,000 for 2006.

Note 10:                               Defined Contribution Plan

Techrizon has a defined contribution plan under the provisions of section 401(k) of the Internal Revenue Code that covers substantially all full-time employees.  Eligible employees may contribute up to 16% of their compensation.  Participant contributions are subject to the nondiscrimination requirements of the Internal Revenue Code.  Techrizon matches 50% of the first 6% of each employee’s contribution.  Employees become vested ratably in Techrizon’s contribution over a five-year period.  The employer contributions were approximately $333,000 for 2006.

Note 11:                               Contingencies

From time to time, Techrizon is involved in litigation incidental to the conduct of its business.  In the opinion of management, Techrizon does not expect the outcome of such litigation to have a material adverse effect on its financial position, results of operations or cash flows.

Note 12:                               Subsequent Events

On January 10, 2007, Techrizon made distributions to its members totaling $1,491,351.

On April 1, 2007, Stanley, Inc., through its wholly-owned subsidiary, Oklahoma Acquisition Corp., purchased all of the outstanding membership interests of Techrizon, LLC for approximately $30.3 million.

Techrizon, LLC
Notes to Financial Statements
December 31, 2006

Note 13:                               Unit Appreciation Rights Option Plan

Techrizon sponsors a Unit Appreciation Rights Option Plan (the Plan) for the benefit of certain employees.  The Plan, which was adopted January 1, 2001, and has a 10-year term, provides that Techrizon may, at its discretion, grant unit appreciation rights (UAR) to eligible employees.  The total number of units that may be awarded under the Plan is 600,000, of which 394,500 were outstanding at December 31, 2006.  No UARs were granted in 2006.  The exercise price of each UAR is $1.  UARs awarded vest one-fourth (1/4) on the one-year anniversary date of the grant to an employee and one fourth (1/4) each grant anniversary date thereafter.  Upon termination of employment or in the event of death or disability, unvested UARs terminate immediately while vested UARs terminate after the expiration of certain periods as defined in the Plan document.

UARs are exercisable, to the extent vested, only if:

a)              A public offering of the units (an IPO) or a change in control (as defined in the Plan document) has occurred,

b)             The members’ realization threshold (generally defined in the Plan document as an amount equal to or greater than the total value of the initial capital contributions by the members to Techrizon plus $18,000,000) has been met, and

c)              Cash proceeds of the IPO or change of control are available to Techrizon to satisfy the UAR obligations.

An individual exercising a UAR shall receive from Techrizon, in cash, an amount equal to:

a)              The fair market value of a unit (as defined in the Plan document) reduced by the exercise price of the UAR,

b)             Multiplied by the number of UARs being exercised, and

c)              Further reduced, to the extent necessary, for the value of the membership interests to meet the members’ realization threshold (see above).

Techrizon has not recognized any compensation expense related to the Plan since its adoption.  For compensation expense to be recognized and an associated liability accrued, management must determine that there is more than a remote likelihood that any of the events that might trigger the exercise of the UARs will occur before the rights expire.  As of December 31, 2006, management believes such probability was remote.  Events could occur in the near term that would change management’s estimate of probability and resulting compensation expense recognition materially.  As referenced in Note 12, Stanley, Inc. acquired Techrizon resulting in a change in control in which all UARs were exercised and the participants in the Plan were paid approximately $1.7 million.